EXHIBIT 23.1
<P>
VARMA AND ASSOCIATES
Certified Public Accountants
Longwood, Florida
<P>
October 18, 2000
<P>
Roanoke Technology Corp.
539 Becker Drive
Roanoke Rapids, North Carolina 27870
<P>
We consent to the inclusion in this registration statement
on Form SB-2 of our report dated March 3, 1999, on our
audits of the financial statements for the years ended
October 31, 1999 and 1998, of Roanoke Technology Corp.
<P>
/s/ Varma and Associates
------------------------
Varma and Associates
<P>